Exhibit 99.1

ICE Announces CEO Duncan L. Niederauer to Retire from NYSE;

Remain President of ICE through August 2014

Thomas W. Farley, Current COO, Named As NYSE Successor

NEW YORK AND ATLANTA, May 22, 2014 - IntercontinentalExchange Group (NYSE: ICE), the leading global network of exchanges and clearing houses, announced that, in light of the rapid integration of ICE and NYSE, Duncan Niederauer, CEO of NYSE Group and Co-President of ICE, has accelerated his planned departure. Niederauer will continue as President of ICE, contributing to the companies’ integration, through August 2014. Niederauer served as CEO of NYSE Euronext from 2007 through late 2013, when the acquisition by ICE was completed. Thomas W. Farley, the COO of the NYSE and former ICE Futures U.S. President, will succeed Niederauer, taking the title of President of NYSE Group, effective immediately.

Said Duncan Niederauer: “It has been a privilege to lead this great, iconic organization, and I am very proud of all that we accomplished during my time at NYSE Euronext. Thanks to the extraordinary dedication and commitment of my colleagues, we strengthened the NYSE’s role as world’s premier venue for raising capital, and ensured that the NYSE is better positioned to compete in today’s complex and evolving global marketplace.”

He continued: “The transition to ICE ownership has gone smoothly, and with our integration well on track, accelerating the final stages of my transition will only extend that progress and provide clarity on future leadership.”

As CEO of NYSE Euronext, Niederauer transformed and grew the organization while navigating through the financial crisis, evolving market and regulatory conditions, and industry consolidation. The NYSE also became the consistent leader in IPOs, including listings of technology IPOs. In 2006, the NYSE won only 15% of technology IPOs; in 2013, the NYSE won 54% of all technology IPOs. Niederauer also successfully negotiated and completed NYSE Euronext’s acquisition by IntercontinentalExchange.

Said ICE Chairman & CEO Jeffrey C. Sprecher: “Duncan’s vision for advancing the NYSE saw the exchange through extraordinary change and positioned it for success on a global scale. And his ability to advance our team’s integration activities has put us well on track to achieving our stated operational and financial objectives as a combined company. On behalf of our Board, we are grateful for his leadership throughout this transition and we want to recognize his tireless efforts throughout his tenure.”

Sprecher continued: “Tom has proven his leadership capacity and ability to manage organizational and market structure changes, both in his roles with us in transforming the New York Board of Trade and driving growth in our derivatives business. He is well positioned to lead the NYSE as we continue to build a customer-focused business for the future.”

About IntercontinentalExchange Group

IntercontinentalExchange Group (NYSE: ICE) is the leading network of regulated exchanges and clearing houses for financial and commodity markets.  ICE delivers transparent, reliable and accessible data, technology and risk management services to markets around the world through its portfolio of exchanges, including the New York Stock Exchange, ICE Futures, Liffe and Euronext.

Trademarks of ICE and/or its affiliates include IntercontinentalExchange, ICE, ICE block design, NYSE Euronext, NYSE, New York Stock Exchange, LIFFE and Euronext. Information regarding additional trademarks and intellectual property rights of IntercontinentalExchange Group, Inc. and/or its affiliates is located at https://www.theice.com/terms.jhtml and http://www.nyx.com/terms-use.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 - Statements in this press release regarding ICE's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see ICE's Securities and Exchange Commission (SEC) filings, including, but not limited to, the risk factors in ICE's Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the SEC on February 14, 2014.

ICE-CORP

Source: IntercontinentalExchange Group

Media and Investor Contact:

Kelly Loeffler, SVP Corporate Communications, Marketing & Investor Relations

+1 770 857 4726

kelly.loeffler@theice.com